                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]      Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Under Rule 14a-12

                                 GEVITY HR, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                               [GEVITY LETTERHEAD]

                                April ____, 2004


Dear Shareholder:

         On behalf of the board of directors and management of Gevity HR, Inc., we cordially invite you to attend the annual meeting of shareholders to be held on May 20, 2004, at our offices in Bradenton, Florida, commencing at 9:00 a.m., local time. At this meeting, you will be asked to elect two directors and to consider and vote upon a proposal to approve an amendment to our articles of incorporation to eliminate the staggered terms of our board of directors and provide for annual election of all directors beginning with the 2005 annual meeting of our shareholders.

         Your vote is very important. Regardless of whether you plan to attend the annual meeting, you are requested to mark, sign, date and promptly return the enclosed proxy in the envelope provided. If you attend the annual meeting, you may vote in person even if you have previously mailed a proxy card. We encourage you to vote your shares as soon as possible.

         Thank you for your continued support.

                                    Sincerely,



                                    Erik Vonk
                                    Chairman of the Board and Chief Executive
                                    Officer

                                 GEVITY HR, INC.
                             600 301 BOULEVARD WEST
                                    SUITE 202
                            BRADENTON, FLORIDA 34205
                                -----------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 20, 2004

To our valued shareholders:

         PLEASE TAKE NOTICE that the annual meeting of shareholders of Gevity HR, Inc. will be held on May 20, 2004, at 9:00 a.m., local time, at our offices located at 600 301 Boulevard West, Suite 202, Bradenton, Florida 34205 for the following purposes:

         1. to elect two Class III directors to serve until the annual meeting of shareholders in 2007 (unless shareholders approve the amendment to our articles of incorporation referred to below, in which case such directors will serve until the 2005 annual meeting of shareholders) or until their successors are duly elected and qualified;

         2. to vote upon a proposal to approve an amendment to our articles of incorporation for the purpose of eliminating the staggered terms of our board of directors and providing for annual election of all directors beginning with the 2005 annual meeting of shareholders; and

         3. to transact such other business as may properly come before the meeting or an adjournment thereof.

     All shareholders are cordially invited to attend the annual meeting; however, only shareholders of record at the close of business on April 15, 2004, are entitled to notice of and to vote at the annual meeting or an adjournment of the meeting. A list of shareholders entitled to vote will be available at our offices located at 600 301 Boulevard West, Suite 202, Bradenton, Florida 34205, for ten (10) business days immediately preceding the meeting.

         PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. No postage is required if the proxy card is mailed in the United States. Prompt response by our shareholders will reduce the time and expense of solicitation.

                                        By Order of the Board of Directors:

                                        Gregory M. Nichols
                                        Secretary
                                        April ____, 2004

                                 GEVITY HR, INC.
                             600 301 BOULEVARD WEST
                                    SUITE 202
                            BRADENTON, FLORIDA 34205

                                -----------------

                                 PROXY STATEMENT

                                -----------------

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 20, 2004


         Gevity HR, Inc., a Florida corporation, furnishes this proxy statement to our shareholders in connection with the solicitation on behalf of our board of directors of proxies to be voted at the annual meeting of our shareholders to be held May 20, 2004. Proxies in the form enclosed will be voted at the meeting if properly executed, returned to us before the meeting, and not revoked. You may revoke the proxy at any time before it is exercised. The approximate date on which this proxy statement and the enclosed proxy card will first be sent to shareholders is April _____, 2004.

         We have enclosed our 2003 annual report, which includes our annual report on Form 10-K for the year ended December 31, 2003. Except for those portions of the annual report on Form 10-K incorporated into this proxy statement as described under "Financial and Other Information" on page _____, neither the 2003 annual report nor the annual report on Form 10-K constitutes a part of the proxy solicitation material.

         The record date for shareholders entitled to notice of, and to vote at, the 2004 annual meeting is the close of business on April 15, 2004. The holders of our common stock and our series A preferred stock are entitled to vote on all matters submitted to our shareholders for a vote at the meeting. In deciding all questions:

         - a holder of common stock is entitled to one vote, in person or by proxy, for each share held in the shareholder's name on the record date; and

         - a holder of series A preferred stock is entitled to one vote, in person or by proxy, for each share of common stock issuable upon conversion of the shares of series A preferred stock held in the shareholder's name on the record date.

         In this proxy statement we refer to our common stock and our series A preferred stock together as voting stock. When we make references to a number of shares of voting stock, with respect to the series A preferred stock, we are referring to the number of shares of common stock issuable upon conversion of the series A preferred stock.

                                ABOUT THE MEETING

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our voting stock is necessary to constitute a quorum at the annual meeting of shareholders. Abstentions and broker non-votes will be treated as shares of voting stock that are present and entitled to vote for purposes of determining the presence of a quorum.

         You are being asked to vote on two proposals. One proposal is to elect two Class III directors. To be elected a director, each nominee must receive a plurality of all the votes cast at the meeting for the election of directors. If a quorum is present, any abstentions or broker non-votes will have no effect on the election of directors. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote for the election in such nominee's stead of any other person our board of directors may recommend.

         The second proposal is for the approval of an amendment to our articles of incorporation for the purpose of eliminating the staggered terms of board of directors and providing for annual election of all directors beginning with the 2005 annual meeting of our shareholders. Approval of the amendment requires the affirmative vote of at least two-thirds of the outstanding shares of our voting stock. Abstentions and broker non-votes will have the same effect as negative votes on such approval.

         Where shareholders have appropriately specified how their proxies are to be voted, the proxies will be voted accordingly. If any other matter or business is brought before the annual meeting, the proxy holders may vote the proxies at their discretion. Our board of directors does not presently know of any such other matter or business.

         The accompanying proxy, unless the shareholder otherwise specifies therein, when executed and returned to us will be voted (i) FOR the election as directors of the persons designated under the caption "Election of Directors -- Nominees for Director", (ii) FOR the approval of the amendment to our articles of incorporation to eliminate the staggered terms of our board of directors and provide for annual election of all directors beginning with the 2005 annual meeting of our shareholders, and (iii) at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof.

                            OUTSTANDING CAPITAL STOCK

         The record date for shareholders entitled to notice of, and to vote at, the 2004 annual meeting of shareholders is the close of business on April 15, 2004. At the close of business on that date, we had issued and outstanding and entitled to vote at the annual meeting _____________ shares of voting stock.

         The following table sets forth the beneficial ownership of our voting stock as of April 15, 2004, by each director, nominee for director, and executive officer named in the summary compensation table on page _____ of this proxy statement; by each beneficial owner of more than 5% of our outstanding voting stock (assuming that all outstanding shares of series A preferred stock have been converted into common stock as of such date); and by our directors and executive officers as a group.


                                                                                  NUMBER OF SHARES      PERCENT OF
                                                                                    BENEFICIALLY       OUTSTANDING
     NAME                                   ADDRESS                                  OWNED (1)           SHARES
     ----                                   -------                                  ---------           ------
Frontenac                      135 South LaSalle Street, Suite 3800
                               Chicago, Illinois 60603                             3,860,294(2)             %

George B. Beitzel              29 King Street                                           (__)
                               Chappaqua, NY 10514

James F. Manning (__)          600 301 Boulevard West, Suite 202                        (__)
                               Bradenton, FL 34205

Erik Vonk (__)                 600 301 Boulevard West, Suite 202                        (__)
                               Bradenton, FL 34205

Lisa J. Harris                 600 301 Boulevard West, Suite 202                        (__)
                               Bradenton, FL 34205

Elliot B. Ross                 23500 Merchantile                                        (__)
                               Suite A
                               Beechwood, OH 44122

Jonathan H. Kagan              30 Rockefeller Plaza                                     (__)
                               48th Floor
                               New York, NY 10020

Darcy E. Bradbury              630 5th Avenue                                           (__)
                               Suite 2750
                               New York, NY  10111

Gregory M. Nichols             600 301 Boulevard West, Suite 202                        (__)
                               Bradenton, FL 34205

Robert Minkhorst (__)          600 301 Boulevard West, Suite 202                        (__)
                               Bradenton, FL 34205


Sal J. Uglietta                600 301 Boulevard West, Suite 202                        (__)
                               Bradenton, FL 34205

Peter C. Grabowski             600 301 Boulevard West, Suite 202                        (__)
                               Bradenton, FL 34205

James E. Cowie                 [address]                                                (__)

David S. Katz                  [address]                                                (__)

John E. Panning                600 301 Boulevard West, Suite 202                        (__)
                               Bradenton, FL 34205

Directors and executive                                                                 (__)
officers as a group

-----------------------
*        Less than one percent.

(1) Unless otherwise stated, the beneficial owner has sole voting and investment power over the shares indicated. References in the footnotes below to currently exercisable employee stock options include options exercisable within 60 days of April 15, 2004.

(2) Includes 3,860,294 shares for which Frontenac VIII Limited Partnership shares voting power and 3,722,426 shares for which Frontenac VIII Limited Partnership shares dispositive power; 3,860,294 shares for which Frontenac Masters VIII Limited Partnership shares voting power and 3,722,426 shares for which Frontenac Masters VIII Limited Partnership shares dispositive power; 3,860,294 shares for which Frontenac VIII Partners, L.P. shares voting power and 3,860,294 shares for which Frontenac VIII Partners, L.P. shares dispositive power; and 3,860,294 shares for which Frontenac Company VIII, L.L.C. shares voting power and 3,860,294 shares for which Frontenac Company VIII, L.L.C. shares dispositive power. The foregoing information is based upon the information contained in Amendment No. 1 to Schedule 13D filed with the Securities and Exchange Commission by Frontenac on January 16, 2004.

[REMAINING FOOTNOTES TO BE ADDED]


                                  SECTION 16(A)
                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based upon our review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors, executive officers and owners of more than 10% of our common stock complied during 2003 with the reporting requirements of
Section 16(a) of the Securities Exchange Act of 1934, as amended.

                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

         Our board of directors is currently divided into three classes, each having staggered three-year terms that expire in successive years. The term of office of the two directors in Class III expires at the 2004 annual meeting of shareholders. Upon the recommendation of the nominating/ corporate governance committee, the board proposes that Erik Vonk and Darcy E. Bradbury be re-elected to serve as Class III directors. If the proposal to amend our articles of incorporation to eliminate the staggered terms of our board of directors and provide for annual election of all directors is not approved by our shareholders, the Class III directors will serve for a term of three years or until their successors are elected and qualified. These nominees have agreed that, if the proposal is approved by our shareholders, they will resign as directors and, if recommended by our nominating/corporate governance committee and nominated by our board, stand for re-election in 2005.

Class III Directors. The nominees for Class III directors, if elected, will have terms ending in 2007:

         Erik Vonk, age 51, has served as chairman of the board of directors and chief executive officer since April 2002. He currently serves as the chairman of the executive committee. He was retired from February 2001 to April 2002. Mr. Vonk was formerly president and chief executive officer of Randstad North America from 1992 through 2001, a subsidiary of Randstad Holding NV, a worldwide staffing services provider, where he was responsible for organizing the North American operations. In addition, Mr. Vonk served as a member of the executive board of Bank Cantrade AG from 1989 to 1992. Mr. Vonk serves on the board of directors of Danka Business Systems, PLC, where he also serves on the human resources and Danka 21 committees.

         Darcy E. Bradbury, age 47, has served as a director of Gevity since October 2001. She serves as the chairman of the investment committee and as a member of the audit and compensation committees. Ms. Bradbury is a managing director at Mezzacapa Management, LLC, a hedge fund of funds. From 1997 to 2000, Ms. Bradbury was a managing director at Deutsche Bank and head of strategy and business development for its global institutional services division.

Class I Directors. The following Class I directors have terms ending in 2006:

         James F. Manning, age 74, has served as a director of Gevity since October 2001. Mr. Manning serves as a member of the executive committee and served as chairman of the board of directors and chief executive officer from October 2001 until his resignation as chairman and chief executive officer in April 2002. He continued to provide services to the company through June 2002, when he resigned from the employment of the company. He was retired from May 1998 through October 2001. Mr. Manning served as our president from July 1995 to December 1996 and as vice chairman of our board of directors from January 1997 to May 1998.

         George B. Beitzel, age 75, has been a director of Gevity since November 1993. He currently serves as chairman of our audit committee, and is a member of the compensation, executive and nominating/corporate governance committees. He is currently a director of Actuate Corporation, Deutsche Bank Trust Company Americas, Bitstream, Inc. and Computer Task Group, Incorporated. Mr. Beitzel has been retired since 1998.

Class II Directors. The following Class II directors have terms ending in 2005:

         Elliot B. Ross, age 58, has been a director of Gevity since March 1994. He currently serves as chairman of the compensation committee and as a member of the audit and nominating/corporate governance committees. He is currently the CEO of the MFL Group, an executive consulting and coaching firm. He previously served as president of Ross Consulting, Inc., a management consulting firm established in 1989, and president of State Industrial Products, a supplier of commercial and industrial housecleaning and maintenance chemicals and supplies, from August 1998 until December 1999.

         Jonathan H. Kagan, age 47, has been a director of Gevity since May 1999. He currently serves as chairman of the nominating/corporate governance committee and as a member of the audit and investment committees. Since January 2001, Mr. Kagan has been a managing director at Lazard Freres & Co. LLC. From 1995 to 2000, Mr. Kagan served as managing director of Centre Partners Management LLC, managing investments on behalf of Centre Capital Investors II, L.P. and affiliated entities. Mr. Kagan was a managing director of Corporate Advisers, L.P. from 1990 to 2000 and a managing director of Lazard Freres & Co. LLC from 1985 to 1998. Mr. Kagan also serves as a director of Amstar Investment Trust.

ADDITIONAL BOARD MEMBERS

         The holders of the series A preferred stock, voting separately, are entitled to designate or elect two directors to serve as members of our board. We sometimes refer to these directors in this proxy statement as the "series A preferred directors." These directors are not divided into classes and are in addition to the maximum number of directors who may be elected by the holders of our voting stock.

         James E. Cowie and David S. Katz currently serve as the series A preferred directors. Their term of office expires on the date of the 2004 annual meeting. They have been re-elected by the holders of the series A preferred stock to serve for an additional one year term to expire on the date of the 2005 annual meeting of our shareholders.

         James E. Cowie, age 50, has been a director of Gevity since June 2003. He currently serves as a member of the investment committee. Mr. Cowie is a managing partner of Frontenac Company, a private equity investment firm, where he has been a partner since 1989. He represents Frontenac on the board of directors of Collegis, Inc. and WNC First Insurance Services. Mr. Cowie has served on the boards of directors of numerous public and private companies, including 3Com Corporation, Premier Systems Integrators, LLC and Platinum Technology International, Inc. He is also a Trustee of the Illinois Institute of Technology. Mr. Cowie joined Frontenac in 1988 from Merrill Lynch Capital Markets.

         David S. Katz, age 39, has been a director of Gevity since June 2003. He currently serves as a member of the executive committee. Mr. Katz is a partner of Frontenac Company, a private equity investment firm, where he has been a partner since 2000. He represents Frontenac on the board of directors of Pro Mach, Inc. He has served as a director of Natural Nutrition Group, Inc. and numerous other privately-held companies. Mr. Katz joined Frontenac in 1994 after working at The Clipper Group, a New York-based private equity investment firm and at The Boston Consulting Group, a strategic and management consulting firm.

                          CORPORATE GOVERNANCE MATTERS

COMMITTEES OF OUR BOARD

         Corporate governance typically refers to the system that allocates duties and authority among a company's shareholders, board of directors and management. The shareholders elect the board and vote on extraordinary matters; the board is our governing body, responsible for hiring, overseeing and evaluating management, particularly the chief executive officer; and management runs the company's day-to-day operations. Our board of directors currently consists of eight directors, as described in "Proposal 1: Election of Directors." The board believes that there should be a substantial majority of independent directors on the board. The board also believes that it is useful and appropriate to have the chief executive officer serve as a director. The current board members include six independent directors and our chief executive officer.

         "Independent" Directors. Each of our directors other than Messrs. Vonk and Manning qualify as "independent" in accordance with the published listing requirements of Nasdaq Stock Market, Inc. ("NASDAQ"). The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by NASDAQ rules, the board and the nominating/corporate governance committee have each made a subjective determination as to each independent director that no relationships exist which, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the company with regard to each director's business and personal activities as they may relate to us and our management.

         In addition, as required by NASDAQ rules, the members of the audit committee each qualify as "independent" under special standards established by the Securities and Exchange Commission (the "SEC") for members of audit committees. The Audit Committee also includes at least one independent member who is determined by our board to meet the qualifications of an "audit committee financial expert" in accordance with SEC rules, including that the person meets the relevant definition of an "independent director." Mr. Kagan is the independent director who has been determined to be an audit committee financial expert. Shareholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Kagan's experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Kagan any duties, obligations or liability that are greater than are generally imposed on him as a member of the audit committee and our board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the audit committee or our board.

         Board Responsibilities and Structure. The primary responsibilities of our board are oversight, counseling and direction to our management in the long-term interests of our company and our shareholders. Our board's responsibilities include: (a) selecting and regularly evaluating the performance of the chief executive officer and other senior executives; (b) planning for succession with respect to the position of chief executive officer and monitoring management's succession planning for other senior executives; (c) reviewing and, where appropriate, approving our major financial objectives and strategic and operating plans and actions; (d) overseeing the conduct of our business to evaluate whether the business is being properly managed; and (e) overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures and compliance with law and ethics. Our board has instructed our chief executive officer, working with our other executive officers, to manage our business in a manner consistent with our standards and practices, and in accordance with all applicable legal requirements and code of ethics and in compliance with any specific plans, instructions or directions of our board. The chief executive officer and management are responsible for seeking the advice and, in appropriate situations, the approval of our board with respect to extraordinary actions to be undertaken by our company.

         Our board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. Board agendas include regularly scheduled sessions for the independent directors to meet without management present. Our board has delegated various responsibilities and authority to different board committees as described in this proxy statement. Committees regularly report on their activities and actions to the full board. Board members have access to all of our employees outside of board meetings.

         Board Committees and Charters. Our board currently has, and appoints the members of, standing audit, compensation, nominating/corporate governance, executive, and investment committees. Each member of the audit, compensation and nominating/corporate governance committees is an independent director in accordance with NASDAQ standards. Each of our board committees has a written charter approved by our board. Copies of each committee charter are posted on our Investor Relations web site at www.gevityhr.com under the "Corporate Governance" section. The members of the committees for 2003 are identified in the following table.

                                                                 NOMINATING/
                                                                 CORPORATE
DIRECTOR                     AUDIT          COMPENSATION         GOVERNANCE        EXECUTIVE      INVESTMENT
--------                     -----          ------------         ----------        ---------      ----------
George B. Beitzel           Chair                X                    X                 X
Darcy E. Bradbury           X                    X                                                     Chair
James E. Cowie                                                                                         X
Jonathan H. Kagan           X                                         Chair                            X
David S. Katz                                                                           X
James F. Manning                                                                        X
Elliot B. Ross              X                    Chair                X
Erik Vonk                                                                               Chair

         Audit Committee. The audit committee assists our board in its general oversight of Gevity's financial reporting, internal controls and audit functions, and is solely and directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors. In 2003, the audit committee held 11 meetings. The responsibilities and activities of the Audit Committee are described in greater detail in "Audit Committee - Audit Committee Report."

         Compensation Committee. . The compensation committee determines the compensation of our chief executive officer and all of our other executive officers and establishes parameters for the compensation of our other officers holding the title of vice president or above. The committee also reviews and reassesses annually the compensation paid to members of our board for their service on our board and on committees of our board and recommends any changes to such compensation to the board. In addition, the committee authorizes all stock option and other equity based awards to employees under our stock option and equity incentive plans. The compensation committee held eight meetings in 2003 and also regularly acts by written consent. For more information, see "Executive Compensation."

         Nominating/Corporate Governance Committee. The nominating/corporate governance committee reviews and reports to our board on a periodic basis with regard to matters of corporate governance. The nominating/corporate governance committee held one meeting in 2003.

         The nominating/corporate governance committee makes recommendations to our board regarding the size and composition of our board. The nominating/corporate governance committee is responsible for reviewing with our board from time to time the appropriate skills and characteristics required of board members in the context of the current size and make-up of our board. This assessment includes issues of diversity and numerous other factors such as professional or business experience and qualifications. These factors, and any other qualifications considered useful by the committee, are reviewed in the context of an assessment of the perceived needs of our board at a particular point in time. As a result, the priorities and emphasis of the nominating/corporate governance committee and of our board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective board members. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, the nominating/corporate governance committee has not established any specific minimum criteria or qualifications that a nominee must possess. The nominating/corporate governance committee establishes procedures for the nomination process, recommends candidates for election to our board and also nominates executive officers for appointment by our board.

         Consideration of new board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. In general, candidates for nomination to our board are suggested by board members or by employees. The nominating/corporate governance committee will consider candidates proposed by shareholders provided such nominations comply with the provisions of our bylaws. The committee evaluates candidates proposed by shareholders using the same criteria as for other candidates. A shareholder seeking to recommend a prospective nominee for the nominating/corporate governance committee's consideration should submit the candidate's name and qualifications to the Corporate Secretary via e-mail at corporate.secretary@gevityhr.com, by fax to (941) 741-4651 or by mail to Gregory
M. Nichols, Corporate Secretary, Gevity HR, Inc., 600 301 Boulevard West, Suite 202, Bradenton, FL 34205 on or prior to the date required for the submission of shareholder proposals. This date is disclosed under "Shareholder Proposals." The written notice must include at least all information relating to the person to be nominated (including the consent of such person to be named in the proxy statement as a nominee and to serve as a director) that is required under the Securities Exchange Act of 1934.

         Attendance at Board, Committee and Annual Shareholders' Meetings. Our board held ten meetings in 2003. All directors are expected to attend each meeting of our board and the committees on which he or she serves, and are also expected to attend the Annual Stockholders' Meeting. In 2003, no director attended less than 75% of the meetings of our board and the committees on which he or she served, and all directors except one attended the 2003 annual meeting of our shareholders.

         Our board does not have a formal policy that seeks to limit the number of board seats held by an independent director, but our board's guideline of 100% attendance at meetings reflects our board's expectation that each director will meet his or her commitments to the position. The time commitments of directors vary substantially with regard to their individual involvement with their primary positions; their involvement with other commercial, charitable and other organizations; and other commitments. A director's involvement with other boards is just one factor to be considered in deciding if a director can devote the time and attention necessary to be an informed and effective director.

         Communications from Shareholders to the Board. Our board recommends that shareholders initiate any communications with our board in writing and send them in care of our corporate secretary. Stockholders can send communications by e-mail to corporate.secretary@gevityhr.com, by fax to (941) 741-4651 or by mail to Gregory M. Nichols, Corporate Secretary, Gevity HR, Inc., 600 301 Boulevard West, Suite 202, Bradenton, FL 34205. This centralized process will assist our board in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific intended board recipient should be noted in the communication. Our board has instructed our corporate secretary to forward such correspondence only to the intended recipients; however, our board has also instructed our corporate secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for our board's consideration. In such cases, some of that correspondence may be forwarded elsewhere in our company for review and possible response.

CORPORATE GOVERNANCE GUIDELINES

         Our board has adopted a set of Guidelines on Significant Corporate Governance Issues, or Guidelines, and the nominating/corporate governance committee is responsible for overseeing the Guidelines and reporting and making recommendations to the board concerning corporate governance matters. The Guidelines are posted on our web site at www.gevityhr.com under the Investor Relations section. This section also includes the Gevity HR, Inc. Code of Business Conduct and Ethics, or Code of Ethics, which has been adopted by our board. This is our code-of-ethics document for all employees and also applies to the independent directors with regard to their company-related activities. Among other matters, the Guidelines include the following items concerning our board:

         - The board believes that there should be a substantial majority of independent directors on - the board.

         - Independent directors meet on a regular basis apart from other board members and - management representatives.

         - Assuming our shareholders approve Proposal No. 2, all directors should stand for reelection every year.

         - Board compensation should be a mix of cash and equity-based compensation. Management directors will not be paid for board membership in addition to their regular employee compensation. Independent directors may not receive consulting, advisory or other compensatory fees from Gevity in addition to their board compensation. To the extent practicable, independent directors who are affiliated with our service providers will undertake to ensure that their compensation from such providers does not include amounts connected to payments by Gevity.

         - Board members must act at all times in accordance with the requirements of our Code of Ethics, which are applicable to each director in connection with his or her activities relating to Gevity. This obligation includes adherence to Gevity's policies with respect to conflicts of interest, confidentiality, protection of Gevity's assets, ethical conduct in business dealings, and respect for and compliance with applicable law. Any waiver of the requirements of the Code of Ethics with respect to any individual director or executive officer will be reported to, and subject to the approval of, the board.

         - The board establishes committees of the board and appoints members of such committees.

         - The audit, compensation and nominating/corporate governance committees consist entirely of independent directors.

         - The annual cycle of agenda items for board meetings is expected to change on a periodic basis to reflect board requests and changing business and legal issues. The board will have regularly scheduled presentations from the heads of significant functional areas within the company. The board's annual agenda will include, among other items, the long-term strategic plan for the company, capital projects, budget matters and management succession.

         - The board has access to contact and meet with any Gevity employee.

         - The chief executive officer reports at least annually to the board on succession planning - and management development.

         - At least annually, the board evaluates the performance of the chief executive officer and - other senior management personnel.

         - The board has a process whereby the board and its members are subject to periodic - self-evaluation and self-assessment.

         - The board works with management to schedule new-director orientation programs and continuing education programs for directors. The orientation programs are designed to familiarize new directors with Gevity's businesses, strategies and challenges, and to assist new directors in developing and maintaining the skills necessary or appropriate for the performance of their responsibilities. Continuing education programs for board members may include a mix of in-house and third-party presentations and programs.

         - Directors are encouraged to be Gevity shareholders through their participation in our stock incentive plans. The board will establish in 2004 stock ownership guidelines for independent directors to help ensure that they each maintain an equity stake in Gevity, and by doing so, appropriately link their interests with those of the other shareholders. These guidelines are expected to provide that within a five-year period following appointment or election, the covered individuals should attain and hold an investment position (not including unexercised stock options) of no less than a specified number of shares of Gevity stock. With limited exceptions, directors and officers may not invest in (purchase or otherwise receive, or write) derivatives of Gevity securities, e.g., puts and calls on Gevity securities or enter into any "short sales" or "short positions" with respect to Gevity securities. A short position is one in which the holder will profit if the market price of the securities either remains the same or decreases. Gevity considers it inappropriate and contrary to the interests of Gevity and its shareholders for directors and officers to take such investment positions.

DIRECTORS' COMPENSATION

         It is the general policy of the board that compensation for independent directors should be a mix of cash and equity-based compensation. Employee directors are not paid for board service in addition to their regular employee compensation. Independent directors may not receive consulting, advisory or other compensatory fees from Gevity in addition to their board compensation. To the extent practicable, independent directors who are affiliated with our service providers undertake to ensure that their compensation from such providers does not include amounts connected to payments by Gevity.

         Each non-employee director receives an annual fee of $20,000 plus reasonable travel expenses for attending board and committee meetings. Each non-employee director also receives $1,250 for attending each meeting of the board or a committee thereof. In addition, committee chairs receive $3,000 per year for serving in such capacity, except that the chair of the audit committee receives $5,000 per year. In addition, each board member has received periodic awards of stock options, exercisable at various prices and with various vesting periods.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
             THE ELECTION AS DIRECTORS OF THE NOMINEES FOR DIRECTOR


                                   PROPOSAL 2:
                          APPROVAL OF AMENDMENT TO OUR
                            ARTICLES OF INCORPORATION

         Our board of directors has unanimously approved, and recommends that our shareholders approve, an amendment to our articles of incorporation in order to eliminate the staggered terms of our board of directors and provide for annual election of all directors. If approved by our shareholders, the amendment will be effective upon filing with the Secretary of State of the State of Florida, which we anticipate would be done as soon as practicable following the annual meeting.

         Article VII of the Second Articles of Amendment and Restatement of the Articles of Incorporation of our company requires our board of directors to be divided into three classes as nearly equal in number as possible. Each class of directors serves staggered, three-year terms, with a term of office of one class expiring each year. The affirmative vote of the holders of at least two-thirds of the shares of outstanding voting stock is required to amend the provisions of
Article VII.

         If this proposal is approved, Article VII will be amended and replaced in its entirety with the following:

                                  "ARTICLE VII
                               BOARD OF DIRECTORS

         (a) The number of directors constituting the Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation, provided that such number shall be no fewer than five (5) and no more than twelve (12) (plus such number of directors as may be elected from time to time pursuant to the terms of any series of Preferred Stock that may be issued and outstanding from time to time). The terms of office of all directors who are in office immediately prior to the closing of the polls for the election of directors at the 2005 annual meeting of shareholders shall expire at such time. At each annual meeting of shareholders beginning with the 2005 annual meeting of shareholders, the directors shall be elected to hold office until the next annual meeting of shareholders and until their respective successors shall have been duly elected and qualified subject, however, to the prior death, resignation, retirement, disqualification or removal from office.

         (b) Any or all directors may be removed, by only for cause, at any annual or special meeting of shareholders, upon the affirmative vote of the holders of a majority of the outstanding shares of each class of capital stock of the Corporation then entitled to vote in person or by proxy at an election of such directors, provided that notice of the intention to act upon such matter shall have been given in the notice calling such meeting.

         (c) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by series or by class (excluding holders of Common Stock), to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of these Articles of Incorporation (including any amendment to these Articles of Incorporation that designates a series of Preferred Stock).

         (d)      Election of directors need not be by written ballot. "

         Classified boards have been widely adopted by companies and have a long history in corporate law. Proponents of classified boards assert that they promote the independence of directors in that directors elected for multi-year terms are less subject to outside influence. Proponents of classified boards also believe that they provide continuity and stability in the management of the business and affairs of a company since a majority of directors will have prior experience as directors of the company. Proponents further assert that classified boards may enhance shareholder value by motivating an entity seeking control of a target company with a classified board to initiate arms-length discussions with the board of the target company because the entity would be unable to replace the entire board in a single election.

         On the other hand, some investors view classified boards as having the effect of reducing the accountability of directors to shareholders because classified boards limit the ability of shareholders to evaluate and elect all directors on an annual basis. The election of directors is a primary means for shareholders to influence corporate governance policies and to hold management accountable for implementing those policies. In addition, opponents of classified boards assert that a staggered structure for the election of directors may discourage proxy contests in which shareholders may have an opportunity to vote for a competing slate of nominees and therefore may detract from shareholder value.

         After reviewing and discussing the benefits and drawbacks of having a classified board, our board has determined that it is in the best interests of our company and our shareholders to declassify our board. Although our board still believes that there are good reasons to retain a classified board, it is committed to ensuring that we maximize board accountability to shareholders and believes it best to allow shareholders the opportunity each year to register their views on the performance of our board by choosing to elect or not elect each member of our board to a new term.

         If this proposal is approved, the annual election of directors would begin with the 2005 annual meeting of our shareholders. Consequently, directors standing for election in 2005 would be elected to one-year terms. Directors who would normally be subject to re-election in 2006, and 2007 and the current nominees for election as Class III directors have agreed to resign and, if recommended by the nominating/corporate governance committee and nominated by our board, to stand for re-election in 2005, if this proposal is approved. Accordingly, if this proposal is approved, all directors would stand for re-election at the 2005 annual meeting. If this proposal is not approved, our board will remain classified and approximately one-third of our board will stand for election in any given year pursuant to our current articles of incorporation.

         OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION AS SET FORTH IN PROPOSAL 2.

                             EXECUTIVE COMPENSATION

         The following report of the Compensation Committee and the performance graphs included elsewhere in the proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report or the performance graph by reference therein.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         Each member of our compensation committee is an independent director as defined in the current and proposed NASDAQ rules. We discuss below our policies for compensating our executives.

         The compensation committee of our board has furnished the following report on executive compensation for fiscal year 2004.

         - Our compensation program for executives consists of three key elements:

         -        a base salary;

         -        a performance bonus; and

         -        periodic grants of stock options.

         The committee believes that this three-part approach best serves our interest and the interest of our shareholders. It enables us to meet the requirements of the highly competitive environment in which we operate while ensuring that executive officers are compensated in a way that advances the long-term interests of our shareholders. Under this approach, compensation for these officers involves a substantial proportion of pay that is "at risk," namely, the annual bonus and stock options. The performance bonus permits individual and overall company performance to be recognized. Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of our shareholders.

         The committee determines the compensation of the chief executive officer and all senior vice presidents. The committee establishes parameters for the compensation of the officers holding the title of vice president or above (other than the chief executive officer and the senior vice presidents) and our executive officers determine the compensation for these officers within the parameters set by the committee.

         Base Salary. The committee sets the base salary of the chief executive officer and the senior vice presidents and establishes the parameters for the compensation of the other executive officers holding the title of vice president or above by taking into account such factors as competitive industry salaries, a subjective assessment of the nature of the position, the contribution and experience of the officer, and the length of the officer's service. The committee also considers recommendations by the chief executive officer in determining the base salary or applicable parameters for the base salary of the executive officers other than the chief executive officer.

         Performance Bonus. A substantial portion of each executive officer's potential total annual compensation is in the form of a bonus. Before the beginning of the year, the chief executive officer recommends targeted bonus amounts (as a percentage of base salary) for each executive officer (other than the chief executive officer) for the coming year. These targets are reviewed and approved or modified by the compensation committee. Bonus payments, which must be approved by the compensation committee, are based on a combination of individual performance and company performance. No bonuses were paid in 2002 to the chief executive officer or any other executive officer.

         At the 2002 annual meeting of shareholders, the shareholders approved the Annual Incentive Compensation Plan for Executive Officers, or executive compensation plan. The purpose of the plan is to allow us to recruit and retain highly qualified executives and other employees, to provide incentives to such individuals to attain our goals and to provide such employees with incentive compensation based on our performance in order to enhance shareholder value. Each employee of Gevity or any of our affiliates holding a position of chief executive officer, president, chief operating officer, chief financial officer, executive vice president, senior vice president or vice president, or an equivalent position at an affiliate, is eligible to receive awards under this plan. Under this plan, within the first 90 days of each year, the compensation committee establishes the performance measures for the payment of individual awards under the plan. Performance measures are established by the committee under an objective formula or standard consisting of one or any combination of the following criteria:

         -        revenue                                         -        client retention

         -        gross profit                                    -        new client acquisition

         -        operating expenses                              -        worksite employee growth rate

         -        earnings per share                              -        workers' compensation billed mix

         -        return on net assets                            -        client health benefit plan subsidy

         -        cash return on assets                           -        internal employee turnover rate

         -        operating return on assets                      -        return on invested capital

         -        earnings before interest, taxes, depreciation   -        return on equity
                  and amortization

         Stock Options. Stock options are granted to executive officers based on their positions and individual performance. Stock options provide incentive for the creation of shareholder value over the long term and aid significantly in the recruitment and retention of executive officers. The compensation committee considers the recommendations of the chief executive officer for stock option grants to executive officers (other than the chief executive officer) and approves, disapproves or modifies such recommendation.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         Erik Vonk became chief executive officer on April 8, 2002. The compensation committee established Mr. Vonk's base salary and annual allowance applicable to calendar year 2003, and, with respect to a cash bonus, selected Mr. Vonk to be a participant in the executive compensation plan for calendar year 2003. For 2003, Mr. Vonk was paid a base salary of $500,000, and received a cash bonus of $1,000,000 based upon Gevity's performance and Mr. Vonk's personal performance during 2003.

         Part of this cash bonus was established under the terms and conditions set forth in the executive compensation plan in accordance with certain objective performance measures relating to earnings per share. As a result of satisfying these performance measures, Mr. Vonk received a cash bonus of $800,000.

         The remaining part of this cash bonus was approved by the compensation committee as a one-time payment of supplemental compensation to Mr. Vonk in the amount of $200,000 in recognition of the exceptional contributions made by Mr. Vonk in successfully concluding two extraordinary events during 2003: the substantial increase in Gevity's market capitalization during 2003 and the acquisition of the human resources outsourcing portfolio of TeamStaff, Inc.

SECTION 162(m) OF THE INTERNAL REVENUE CODE

         The compensation committee also considered the potential impact of
Section 162(m) of the Internal Revenue Code. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the chief executive officer and the other senior executive officers, other than compensation that is performance-based under a plan that is approved by the shareholders and that meet certain other technical requirements. At the 2002 annual meeting of shareholders, our shareholders approved the executive compensation plan, which meets the requirements of Section 162(m). Based upon these requirements, the compensation committee has determined that Section 162(m) will not prevent Gevity from receiving a tax deduction for any of the compensation paid to executive officers. For 2004, the compensation committee has approved a bonus plan under the terms of the executive compensation plan for Mr. Vonk.

         This report is submitted jointly by:

                                               The Compensation Committee:

                                               George B. Beitzel
                                               Darcy E. Bradbury
                                               Elliot B. Ross


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The compensation committee consists of Ms. Bradbury and Messrs. Beitzel and Ross. In 2003, no member of the compensation committee was an officer or employee of Gevity, or any of our subsidiaries; and no member of the compensation committee had any interlocking relationships related to his or her position as a member of our board.

         In 2003, no executive officer served as a member of the compensation committee of another entity; a director of another entity, one of whose board members served on our compensation committee; or a director of another entity, one of whose board members served on our board.

SUMMARY COMPENSATION TABLE

         The following table sets forth all compensation paid or accrued for services rendered to Gevity and our subsidiaries for the last three fiscal years by the chief executive officer and the four other highest-paid executive officers for 2003 who were serving as executive officers at the end of 2003, and one additional individual who would have been included as one of such four highest-paid executive officers had he been an executive at the end of 2003:

                                                                              LONG-TERM COMPENSATION
                                                                     -------------------------------------
                                        ANNUAL COMPENSATION           NUMBER OF SHARES         ALL OTHER
          NAME AND                                                   UNDERLYING OPTIONS      COMPENSATION
     PRINCIPAL POSITION        YEAR         SALARY        BONUS           GRANTED                 (1)
----------------------------   -----    -------------  -----------   -------------------   ---------------
Erik Vonk                      2003     $  500,000     $1,000,000           90,909         $   69,642(3)
  Chief Executive Officer (2)  2002        355,769                       1,000,000             63,158(3)

Robert Minkhorst               2003     $  300,000     $  200,000           28,500         $   13,350(3)
  Senior Vice President,       2002          8,077(7)                      250,000             49,500(6)
  Sales and Marketing (4)

Sal J. Uglietta                2003     $   63,460     $   50,000          210,000         $  109,350(3)
  Senior Vice President,
  Benefits and Risk
  Management (7)

Lisa J. Harris                 2003     $  249,231     $  200,000           28,500
  Senior Vice President,       2002        230,000                          50,000
  Chief Information Officer    2001        230,000         11,500           90,000

Peter C. Grabowski             2003     $  182,641     $  100,000           38,000         -------------
  Senior Vice President and    2002     ----------     ----------        ---------         -------------
  Chief Financial Officer (8)  2001     ----------     ----------        ---------         -------------

Gregory M. Nichols             2003     $  199,423     $   40,000            9,000
  Senior Vice President and    2002        185,000                          15,000              3,532(3)
  General Counsel              2001        179,308          2,775          105,000             81,043(3)

John E. Panning                2003     $  249,960     $  100,000
  Chief Financial Officer (9)  2002        250,000                          25,000
                               2001        250,000         10,000           90,000

---------------------------

(1) Does not include perquisites and other personal benefits, securities or property that do not aggregate in excess of the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

(2)      Became chief executive officer on April 8, 2002.

(3)      Relocation expenses.

(4)      Became a senior vice president on December 12, 2002.

(6) Received $49,500 for consulting services provided from October 2002 to December 11, 2002.

(7)      Became a senior vice president on October 6, 2003.

(8) Became senior vice president and chief financial officer on June 1, 2003. During 2001, 2002 and before becoming chief financial officer in 2003, served as vice president of finance and taxation.

(9) Resigned as chief financial officer effective June 1, 2003 but remains employed by Gevity.

OPTION GRANTS IN 2003

         The following table shows options to purchase shares of our common stock granted in 2003 to the executive officers named in the Summary Compensation Table set forth on page _____:


                                          % OF TOTAL
                                            OPTIONS
                                          GRANTED TO      EXERCISE                           VALUE AT
                           NUMBER OF     EMPLOYEES IN    PRICE PER       EXPIRATION           GRANT
   NAME                 GRANTED OPTIONS      2003          SHARE           DATE              DATE (1)
------------------      ---------------  ------------     ---------      ----------        -------------
Erik Vonk                   90,909            7.8%        $ 21.85        12/15/2013        $ 1,293,635
Peter C. Grabowski          20,000            1.7            9.78          5/1/2013            122,800
                            18,000            1.5           21.85        12/15/2013            256,140
Robert Minkhorst            28,500            2.4           21.85        12/15/2013            405,555
Lisa J. Harris              28,500            2.4           21.85        12/15/2013            405,555
Sal J. Uglietta            200,000           17.2           16.50         10/6/2013          2,192,000
                            10,000            0.9           21.85        12/15/2013            142,300
Gregory M. Nichols           9,000            0.8           21.85        12/15/2013            128,070
John E. Panning                 --             --              --                --                 --

-------------------------------

(1) The value of the option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of 1.1%; expected volatility of 77.18%; risk-free interest rate of 4.61%; and expected life of seven years.

AGGREGATE OPTIONS EXERCISED IN 2003 AND OPTION VALUES AT DECEMBER 31, 2003

         The following table shows the aggregate number of options exercised in 2003 by the executive officers named in the summary compensation table set forth on page ____ and the value of the options held by such executive officers at December 31, 2003.


                                                                                                VALUE OF UNEXERCISED
                                                       NUMBER OF SECURITIES UNDERLYING
                                                       UNEXERCISED OPTIONS AT DECEMBER    IN-THE-MONEY OPTIONS AT DECEMBER
                           SHARES                               31, 2003 (#)                        31, 2003 ($)
                        ACQUIRED ON         VALUE      -------------------------------   ---------------------------------
          NAME          EXERCISE (#)     REALIZED ($)  EXERCISABLE       UNEXERCISABLE   EXERCISABLE       UNEXERCISABLE
          ----          ------------     ------------  -----------       -------------   -----------       -------------
Erik Vonk                         0      $        0      250,000           840,909       $  4,607,000     $  13,856,455
John E. Panning             309,663       3,524,139       30,000            63,750       $    141,300     $   1,268,363
Peter C. Grabowski           57,800         426,935       31,750            58,250       $    493,377     $     647,293
Robert Minkhorst                  0               0       62,500           216,000       $  1,146,250     $   3,449,865
Lisa J. Harris                    0               0      257,500           111,000       $  4,267,915     $   1,623,540
Sal J. Uglietta                   0               0            0           210,000       $          0     $   1,151,900
Gregory M. Nichols           15,000         327,600       60,000            54,000       $  1,129,969     $     871,766

EXECUTIVE AGREEMENTS

         Vonk Employment Agreement. On March 21, 2002 we entered into an employment agreement with Erik Vonk (the "Vonk employment agreement") under which Mr. Vonk was employed to serve as the chairman of our board and our chief executive officer which became effective April 8, 2002. Under the Vonk employment agreement, Mr. Vonk is eligible to receive an annual salary of $500,000; an annual allowance of $50,000 to cover the cost of supplemental life insurance, disability insurance and automobile expense; an option to purchase a total of 1,000,000 shares of our common stock vesting over a four-year period at an exercise price per share for 100,000 shares of $3.02 and for 900,000 shares of $3.90. Mr. Vonk was not eligible for a bonus in 2002, but the board awarded him a bonus in the amount of $1,000,000 for 2003. The Vonk employment agreement further provided Mr. Vonk the opportunity to purchase up to $500,000 worth of our common stock from us at the then-current market price. Mr. Vonk is also eligible to participate in our employee benefit plans, receive four weeks vacation, and be reimbursed for reasonable relocation expenses not to exceed $200,000. Under the Vonk employment agreement, Mr. Vonk is required to keep all confidential information of Gevity confidential, and for the period of his employment, plus an additional two-year period following termination of his employment, Mr. Vonk is not allowed to compete with Gevity.

         We are allowed to terminate Mr. Vonk's employment agreement at any time, provided that, if his employment is terminated due to his death, disability, or by us other than for cause (as defined in the agreement) he is entitled to one year's base salary and continuation of employee benefits for a period of one year.

         Other Executive Agreements. We have entered into agreements (the "executive agreements") with Ms. Harris and Messrs. Vonk, Grabowski, Minkhorst, Nichols and Uglietta that provide for certain payments to be made to such executives in the event of a change of control of our company. For purposes of the executive agreements, a "change in control" means:

         - the acquisition by certain third parties of 25% or more of the voting power of our company's outstanding voting securities;

         - a majority change in the composition of our board of directors;

         - the consummation of certain mergers or consolidations of our company where the voting securities outstanding immediately prior to such transactions represent 50% or less of the total voting power of the corporation resulting from such mergers or consolidations (or, if applicable, such corporation's ultimate parent); or

         - the approval by shareholders of a plan of liquidation or dissolution of our company or the sale of all or substantially all of our company's assets.

         Under the executive agreements, each is entitled to compensation if he or she is employed by us at the time of a change in control and his or her employment is terminated within two years after that change in control by us for a reason other than for cause (as defined in the executive agreement) or by the executive for good reason (as defined in the executive agreement). In such event, the executive would receive:

         - a lump-sum payment equal to either the executive's average annual incentive bonus earned in the three fiscal years prior to the termination or the executive's target annual incentive bonus for the year in which the termination occurs, whichever is greater, multiplied by the fraction of the fiscal year remaining after the termination, but reduced by any annual incentive bonus amounts paid to the executive during the fiscal year in which the termination takes place; plus

         - Ms. Harris would receive a lump-sum payment equal to two times the amount of her highest annual rate of base salary during the one-year period prior to the termination; Mr. Vonk would receive a lump-sum payment equal to three times the amount of his highest annual rate of base salary during the one-year period prior to the termination; and Messrs. Grabowski, Minkhorst, Nichols and Uglietta would receive a lump-sum payment equal to one times the amount of his highest annual rate of base salary during the one-year period prior to the termination.

         The executive agreements also provide for the continuation of the executive's life, disability and accident insurance and medical and dental plan coverage for the number of years after termination of the executive's employment equal to the multiple of base salary payable to the executive upon a change in control (or if the executive cannot continue as a participant in


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

such plans, for the provision of such benefits on the same after tax basis as if such participation has been permitted). In addition, if Mr. Vonk or Ms. Harris is subject to the excise tax imposed under Section 4999 of the Code, we are required to pay him or her, as applicable, an additional amount so as to put him or her in the same after-tax position he or she would have been in had the excise tax never applied.

AGREEMENT WITH JOHN E. PANNING

         Mr. Panning resigned from all offices held, including his positions as our CFO and as a member of our board and as a co-trustee of our 401(k) plan, effective June 1, 2003. He has agreed, at our request, to remain employed by us and to assist with special projects that may arise from time to time through December 31, 2005. We will be able to determine his duties and responsibilities from time to time based on our needs, but of primary importance to us is his assistance in maintaining positive vendor relations with our healthcare and workers' compensation partners as well as assisting us in analyzing annual renewal proposals, collateralization requirements, claims administration procedures and competitive insurance practices.

         We will continue to pay Mr. Panning his annual salary of $250,000 through May 31, 2004. He was also eligible to receive 40% of his targeted 2003 bonus as approved by our board, multiplied by the average of the percentage of targeted bonus paid to all of our executive officers, excluding Mr. Vonk. As a result, Mr. Panning received a bonus of $100,000 for 2003. Beginning June 1, 2004 through December 31, 2005, he will be paid $6,250 per month. His stock options will continue to vest and be subject to exercise during his employment through December 31, 2005. At that date, provided he has remained employed through that date, his unvested options (to purchase 6,250 shares of our common stock) will be accelerated and become exercisable for 90 days after December 31, 2005. His indemnification agreement and the noncompetition and confidentiality agreement between him and Gevity remains in effect, except that the restrictive period in the noncompetition and confidentiality agreement has been reduced from two years to end on May 31, 2004.

                                 AUDIT COMMITTEE

AUDIT COMMITTEE REPORT

         The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference therein.

         The audit committee of our board is comprised of the four directors named below. Each member of the committee is an independent director as defined in the current or proposed NASDAQ rules.

         The audit committee assists our board in fulfilling its responsibilities with respect to the general oversight of our financial accounting and reporting, systems of internal control, and all audit processes and results. Our management has primary responsibility for preparing our financial statements as well as our financial reporting process. Deloitte & Touche LLP, acting as independent accountants, is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles.

         The audit committee report, with respect to the audit of our financial statements as of and for the year ended December 31, 2003 (the "Financial Statements"), is as follows:

         - the audit committee has reviewed and discussed the Financial Statements with our management;

         - the audit committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communicating with Audit Committees), which include, without limitation, matters related to the conduct of the audit of the Financial Statements;

         - the audit committee has received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (which relates to Deloitte & Touche LLP's independence from our company) and has discussed this with Deloitte & Touche LLP; and

         - the audit committee concluded that Deloitte & Touche LLP's provision of non-audit services, as described in "Relationship with Independent Accountants" beginning on page 31, to Gevity and its affiliates is compatible with maintaining their independence.

         Based on reviews and discussions of the Financial Statements with management and discussions with Deloitte & Touche LLP discussed above, the audit committee recommended to our board of directors that such Financial Statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003.

         Based on reviews and discussions of the Financial Statements with management and discussions with Deloitte & Touche LLP discussed above, the audit committee recommended to our board of directors that such Financial Statements be included in our Annual Report on Form 10-K.

                               This report is submitted by the Audit Committee:

                               George B. Beitzel
                               Darcy E. Bradbury
                               Jonathan H. Kagan
                               Elliot B. Ross

                             STOCK PERFORMANCE CHART

         [TO BE PROVIDED]

         The following chart compares the return on our common stock from June 25, 1997 through each of the years ended December 31, through 2003, with the NASDAQ Stock Market (U.S.) Index and a Peer Group Index (defined below). The comparison assumes $100 was invested on June 25, 1997 (i) in Gevity, (ii) in the NASDAQ Stock Market (U.S.) Index, and (iii) the Peer Group Index, and assumes reinvestment of dividends and distributions. The Peer Group Index is comprised of leading professional employer organizations, including Administaff, Inc., TeamStaff, Inc.1 and Team America, Inc.2, but not including Gevity. The Peer Group Index was revised last year to reflect significant changes in the business operations of the companies included in prior year's reported peer group. The former Peer Group Index consisted of Administaff, Inc., TeamStaff, Inc., Employee Solutions, Inc., Team Mucho, Inc. and Vincam, Inc. (through March 11,
1999), each of which provides or provided professional employer services similar to those that our company provides. Employee Solutions, Inc. was excluded from the peer group due to its discontinuation of thirteen operations as a professional employer organization in December 2000. In addition, Vincam, Inc. was excluded from the peer group as a result of its acquisition in March 1999.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

INDEPENDENT ACCOUNTANTS

         Deloitte & Touche LLP acted as our independent accountants for 2003. One or more representatives of Deloitte & Touche LLP will attend the annual meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from shareholders. Upon the recommendation of the audit committee, the board of directors appointed Deloitte & Touche LLP as the independent accountants of our company for 2003.

AUDIT COMMITTEE PRE-APPROVAL

         The audit committee charter requires that all audit services and non-audit services provided by our independent auditors must be approved by the audit committee prior to the commencement of the services to assure compliance with the Sarbanes-Oxley Act of 2002. This approval requirement is subject to applicable de minimis exceptions allowed by that Act. In making its pre-approval determination, the audit committee is required to consider whether providing the non-audit services are compatible with maintaining the auditors' independence. The audit committee may delegate this pre-approval authority to one or more audit committee members. However, if the authority is delegated, the member or members to whom the authority was delegated must present a report of their actions at the next scheduled audit committee meeting.


--------
1 On November 17, 2003, we acquired the human resources outsourcing portfolio of TeamStaff, Inc.

2 Team America, Inc. is in the process of liquidation under Chapter 7 of the United States Bankruptcy Code and has discontinued operations.

AUDIT FEES

         The aggregate fees billed for professional services rendered for the audit of the financial statements and the reviews of the financial statements included in the registrant's Quarterly Reports on Form 10-Q for 2003 were $284,790.

AUDIT RELATED FEES

         The aggregate fees billed for audit consulting services related to Securities and Exchange Commission matters were $119,235.

TAX FEES

         The aggregate fees billed for tax provision review and tax compliance services were $65,119.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         The company did not retain Deloitte & Touche LLP to perform any financial information systems design or implementation services in 2003.

DETERMINATION OF ACCOUNTANT INDEPENDENCE

         The audit committee considered the provision of non-audit services by Deloitte & Touche LLP and determined that it was not incompatible with maintaining their independence.

                              SHAREHOLDER PROPOSALS

         You are notified that if you wish to provide a proposal to be included in our proxy statement and form of proxy relating to the 2005 annual meeting of shareholders, a written copy of your proposal must be received by us at our principal offices c/o Gregory M. Nichols, Secretary and General Counsel, Gevity HR, Inc., 600 301 Boulevard West, Suite 202, Bradenton, Florida 34205, prior to the close of business on _________, 2005.

     For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly at our 2005 annual meeting, the rules of the Securities and Exchange Commission permit the proxy or proxies designated by us to vote such proxies in their discretion if we:

         - receive notice of the proposal before the close of business on ____________, 2005, and advise shareholders in the 2005 proxy statement about the nature of the matter and how we intend to vote on such matter; or

         - do not receive notice of the proposal prior to the close of business on ____________, 2005.


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

                             SOLICITATION OF PROXIES

         The accompanying proxy is being solicited on behalf of our board of directors. We will bear the expense of preparing, printing, and mailing the proxy solicitation material and the form of proxy. In addition to use of the mail, proxies may be solicited by personal interview, telephone, and telegram by our directors, officers and employees. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. We anticipate the total amount estimated to be spent, including the total expenditures to date, for and in furtherance of the solicitation of securities holders will be less than $50,000.


                                By Order of the Board of Directors,



                                Gregory M. Nichols
                                Secretary



Bradenton, Florida

                    , 2004
--------------------



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